UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 7, 2021

CENTURY BANCORP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-15752	04-2498617
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Mystic Avenue

Medford, MA 02155

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 391-4000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $1.00 par value	CNBKA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 7, 2021, Century Bancorp. Inc., (the “Company”) held its special meeting of shareholders (the “Special Meeting”) to consider and vote on the proposal set forth below, which is described in greater detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on June 3, 2021. The final voting results of the Company’s Class A Common Stock are set forth below.

Proposal 1 – The Merger Proposal

To approve the Agreement and Plan of Merger, dated as of April 7, 2021, by and among Eastern Bankshares, Inc., Clarion Acquisition Corp., the Company, and Century Bank and Trust Company. The results of the vote of the Company’s Class A Common Stock were as follows:

For	Against	Abstain
2,669,884.12	24,248.60	1,140

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENTURY BANCORP, INC.

By:	/s/ William P. Hornby, CPA
Name:	William P. Hornby, CPA
Title:	Chief Financial Officer and Treasurer

Date: July 7, 2021